Exhibit 99

OTIS REPORTS SECOND QUARTER 2020 RESULTS

Delivers second quarter results with adjusted operating
profit margin expansion...improves 2020 outlook

•2Q20 net sales down 9.6%; organic sales down 6.5%
•2Q20 GAAP operating profit down $65 million with 70 basis points of margin contraction
•2Q20 adjusted operating profit down $39 million with 30 basis points of margin expansion
•2Q20 New Equipment orders down 6.8%; backlog up 2% at constant currency
•2Q20 GAAP cash flow from operations of $664 million; free cash flow of $628 million
•Improved full year organic sales, adjusted operating profit, adjusted EPS and free cash flow outlook*

FARMINGTON, Conn., July 28, 2020 – Otis Worldwide Corporation (NYSE:OTIS) reported second quarter 2020 net sales of $3.0 billion, a decrease of 6.5% organically versus the prior year. Second quarter GAAP and adjusted diluted earnings per share (EPS) decreased 26.8% to $0.52 and 5.1% to $0.56, respectively.

"Otis’ second quarter results, considering COVID-19 related challenges, demonstrated the resiliency of our business, the strength of our strategy, and our ability to contain costs. We generated robust free cash flow, reinforcing our strong liquidity, grew global share and partnered with customers to deliver safety, health, and performance solutions. Our Otis colleagues showed great dedication and commitment to providing essential services and continuity to our customers in supporting their efforts to safely reopen job sites and buildings around the world," said President and CEO Judy Marks. "Our solid first half performance and execution on our long-term growth strategies give us the confidence to improve our 2020 outlook.”

Key Figures

($ millions, except per share amounts)	Quarter Ended June 30, 2020				Six Months Ended June 30, 2020
	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$3,029	$3,351	(9.6)%	(7.0)%	$5,995	$6,452	(7.1)%	(4.8)%
Organic sales				(6.5)%				(4.4)%

GAAP
Operating profit	$416	$481	$(65)		$745	$896	$(151)
Operating profit margin	13.7%	14.4%	(70) bps		12.4%	13.9%	(150) bps
Net income	$224	$308	(27.3)%		$389	$581	(33.0)%
Earnings per share	$0.52	$0.71	(26.8)%		$0.90	$1.34	(32.8)%

Adjusted non-GAAP comparison
Operating profit	$457	$496	$(39)	$(24)	$907	$929	$(22)	$3
Operating profit margin	15.1%	14.8%	30 bps	30 bps	15.1%	14.4%	70 bps	80 bps
Net income	$244	$258	(5.4)%		$506	$525	(3.6)%
Earnings per share	$0.56	$0.59	(5.1)%		$1.17	$1.21	(3.3)%

Second quarter net sales of $3.0 billion decreased 9.6% versus the prior year, with a 6.5% decline in organic sales, 2.6% headwind from foreign exchange and 0.5% impact from divestitures. Sales declined in both the New Equipment and Service segments primarily driven by the impact of COVID-19.

Second quarter GAAP operating profit of $416 million decreased $65 million from the prior year driven by segment operating profit decline of $66 million primarily from lower volume, incremental public company standalone costs and higher restructuring costs. GAAP operating profit margin contracted 70 basis points to 13.7%.

Adjusted operating profit of $457 million decreased $39 million with a $24 million decline at constant currency. Operating profit decline at constant currency was driven by a reduction of $46 million in the New Equipment segment, partially offset by operating profit growth of $14 million in the Service segment, lower corporate costs and the absence of unfavorable transactional foreign exchange impact from the prior year. Adjusted operating profit margin expanded 30 basis points to 15.1%, with continued margin expansion in the Service segment.

GAAP EPS of $0.52 decreased $0.19, driven by the decline in operating profit and higher interest expense. Adjusted EPS of $0.56 decreased $0.03, driven by adjusted operating profit decline partially offset by lower noncontrolling interest and a lower adjusted tax rate.

First half net sales declined 7.1% versus the prior year, with a 4.4% decline in organic sales and 2.7% headwind from foreign exchange and the impact from divestitures. GAAP operating profit decreased $151 million, with margin contraction of 150 basis points primarily due to higher separation costs, incremental public company standalone costs and a one-time charge taken in the first quarter. Adjusted operating profit increased $3 million at constant currency and margin expanded 80 basis points driven by strong performance in the Service segment.

New Equipment Segment

	Quarter Ended June 30, 2020				Six Months Ended June 30, 2020
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,294	$1,500	(13.7)%	(10.5)%	$2,417	$2,771	(12.8)%	(10.2)%
Organic sales				(10.4)%				(10.1)%

GAAP
Operating profit	$79	$138	$(59)		$143	$197	$(54)
Operating profit margin	6.1%	9.2%	(310) bps		5.9%	7.1%	(120) bps

Adjusted non-GAAP comparison
Operating profit	$91	$142	$(51)	$(46)	$156	$206	$(50)	$(43)
Operating profit margin	7.0%	9.5%	(250) bps	(230) bps	6.5%	7.4%	(90) bps	(80) bps

In the second quarter, net sales of $1.3 billion decreased 13.7% with a 10.4% decline in organic sales and a 3.2% impact from foreign exchange. Organic sales declined double digits in the Americas and EMEA, primarily due to the impact of COVID-19, offset by low single digit growth in Asia as China began to recover.

GAAP operating profit decreased $59 million to $79 million. Adjusted operating profit decreased $51 million to $91 million, primarily from the impact of lower volume and a $5 million headwind from foreign exchange. Material productivity and cost containment actions largely offset the impact of under-absorption, bad debt and unfavorable mix. GAAP operating profit was also impacted by higher restructuring costs. GAAP and adjusted operating profit margin contracted 310 and 250 basis points, respectively.

New Equipment orders were down 6.8% at constant currency as 8.3% growth in China was more than offset by declines in other regions. On a rolling twelve month basis, orders were flat. New equipment backlog at constant currency increased 2% versus prior year.

First half net sales declined 12.8% with a 10.1% organic decline. GAAP operating profit declined $54 million and margin contracted 120 basis points. Adjusted operating profit declined $43 million and margin contracted 80 basis points at constant currency.

Service Segment

	Quarter Ended June 30, 2020				Six Months Ended June 30, 2020
($ millions)	2020	2019	Y/Y	Y/Y (CFX)	2020	2019	Y/Y	Y/Y (CFX)
Net sales	$1,735	$1,851	(6.3)%	(4.1)%	$3,578	$3,681	(2.8)%	(0.8)%
Organic sales				(3.3)%				(0.1)%

GAAP
Operating profit	$381	$388	$(7)		$781	$774	$7
Operating profit margin	22.0%	21.0%	100 bps		21.8%	21.0%	80 bps

Adjusted non-GAAP comparison
Operating profit	$389	$384	$5	$14	$794	$783	$11	$28
Operating profit margin	22.4%	20.7%	170 bps	170 bps	22.2%	21.3%	90 bps	90 bps

In the second quarter, net sales of $1.7 billion decreased 6.3%, with a 3.3% decline in organic sales and a 3.0% headwind from foreign exchange and the impact of net acquisitions and divestitures. Organic maintenance and repair sales declined 3.6% and organic modernization sales declined 1.5%.

GAAP operating profit decreased $7 million to $381 million. Adjusted operating profit increased $5 million to $389 million as the benefit from favorable pricing and mix, productivity and cost containment actions more than offset the impact from lower volume, price concessions, bad debt and a $9 million headwind from foreign exchange. GAAP operating profit was also impacted by incremental public company standalone costs. GAAP and adjusted operating profit margin expanded 100 and 170 basis points, respectively.

First half net sales declined 2.8% from a slight decline in organic sales and a 2.7% headwind from foreign exchange and the impact of net acquisitions and divestitures. GAAP operating profit increased $7 million and margin expanded 80 basis points. Adjusted operating profit increased $28 million and margin expanded 90 basis points at constant currency.

Cash flow

	Quarter Ended June 30, 2020			Six Months Ended June 30, 2020
($ millions)	2020	2019	Y/Y	2020	2019	Y/Y
Cash flow from operations	$664	$354	$310	$823	$651	$172
Free cash flow	$628	$319	$309	$748	$588	$160
Free cash flow conversion	280%	104%		192%	101%

Second quarter cash from operations of $664 million increased $310 million versus prior year primarily driven by favorable working capital performance. Second quarter free cash flow of $628 million increased $309 million versus prior year. The cash balance at the end of the second quarter was $1.9 billion.

First half cash from operations of $823 million increased $172 million and free cash flow increased $160 million to $748 million.

2020 Outlook*
Otis is improving its full year outlook to reflect strong first half performance and the anticipated recovery profile in the second half.
•Net sales down 4.5 to 6.5%
•Organic sales down 2 to 4%
◦Organic New Equipment sales down mid to high single digits
◦Organic Service sales flat to down low single digits
•Adjusted operating profit flat to down $50 million at constant currency and down $40 to $100 million at actual currency
•Adjusted EPS of $2.20 to $2.30; adjusted effective tax rate down 50 basis points to ~31.5%
•Free cash flow of $1.0 to 1.1 billion with conversion of 130 to 140% of GAAP net income
•2020 debt repayment increased $100 million versus prior outlook to $350 million

*Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain more than 2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 40,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Organic sales, adjusted selling, general and administrative (“SG&A”) expense, earnings before interest taxes and depreciation (“EBITDA”), adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate and free cash flow are non-GAAP financial measures.

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature (“other significant items”). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and services previously performed by United Technologies Corporation (“UTC”) prior to our separation (“UTC allocated costs”) and including estimated standalone public company costs, as though Otis’ operations had been conducted independently from UTC (“standalone costs”). Standalone costs for the 2019 fiscal year are based on quarterly estimates determined during Otis’ annual planning process for the 2020 fiscal year.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs, other significant items and allocated costs for certain functions and UTC allocated costs and including estimated standalone public company costs.

Adjusted net income represents net income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items and UTC allocated costs and including estimated standalone public company costs, estimated adjustments to non-service pension expense, net interest expense and income tax expense as if Otis was a standalone public company (“standalone operating income adjustments”). Adjusted EPS represents diluted earnings per share from continuing operations (a GAAP measure), adjusted for the per share impact of restructuring, other significant items and standalone operating income adjustments.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for the tax impact of restructuring costs, significant items and the tax impact of the additional adjustments (estimated standalone public company costs, interest expense and non-service pension expense).

EBITDA represents net income from operations (a GAAP measure), adjusted for noncontrolling interests, income tax expense, net interest expense, non-service pension expense and depreciation and amortization. Adjusted EBITDA represents EBITDA, as calculated above, adjusted for the impact of restructuring, other significant items and UTC allocated costs, including estimated standalone public company costs. Management believes that adjusted SG&A, EBITDA, adjusted EBITDA, adjusted operating profit, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance as if it had been a standalone public company.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for organic sales, adjusted operating profit, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement
This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance or the separation and distribution. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates and other measures of financial performance or potential future plans, strategies or transactions of Otis following its separation from United Technologies Corporation, including the estimated costs associated with the separation and distribution and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in construction, the impact of weather conditions, pandemic health issues (including COVID-19 and its effects, among other things, on global supply, demand, and distribution disruptions as the outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations), natural disasters and the financial condition of Otis’ customers and suppliers; (2) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (3) future levels of indebtedness and capital spending and research and development spending; (4) future availability of credit and factors that may affect such availability, including credit market conditions and Otis’ capital structure; (5) the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (6) delays and disruption in delivery of materials and services from suppliers; (7) cost reduction efforts and restructuring costs and savings and other consequences thereof; (8) new business and investment opportunities; (9) the anticipated benefits of moving away from diversification and balance of operations across product lines, regions and industries; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes; (13) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effect of changes in U.S. trade policies or the United Kingdom’s withdrawal from the European Union, on general market conditions, global trade policies and currency exchange rates in the near term and beyond; (14) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (15) the ability of Otis to retain and hire key personnel; (16) the scope, nature, impact or timing of acquisition and divestiture activity, including among other things integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (17) the expected benefits of the separation and distribution; (18) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions; (19) risks associated with indebtedness incurred as a result of financing transactions undertaken in connection with the separation; (20) the risk that dis-synergy costs, costs of restructuring transactions and other costs incurred in connection with the separation will exceed Otis’ estimates; and (21) the impact of the separation on Otis’ businesses and Otis’ resources, systems, procedures and controls, diversion of management’s attention and the impact on relationships with customers, suppliers, employees and other business counterparties. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statements on Form 10 and Form S-3 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2020	2019	2020	2019
Net Sales	$3,029	$3,351	$5,995	$6,452
Costs and Expenses:
Cost of products and services sold	2,138	2,367	4,207	4,567
Research and development	37	40	75	79
Selling, general and administrative	441	444	906	885
Total Costs and Expenses	2,616	2,851	5,188	5,531
Other income (expense), net	3	(19)	(62)	(25)
Operating profit	416	481	745	896
Non-service pension expense (benefit)	1	(11)	(2)	(22)
Interest expense (income), net	41	(3)	46	(2)
Income from operations before income taxes	374	495	701	920
Income tax expense	109	143	234	268
Net income from operations	265	352	467	652
Less: Noncontrolling interest in subsidiaries' earnings	41	44	78	71
Net income attributable to common shareholders	$224	$308	$389	$581
Earnings Per Share of Common Stock:
Basic	$0.52	$0.71	$0.90	$1.34
Diluted	$0.52	$0.71	$0.90	$1.34
Weighted Average Number of Shares Outstanding:
Basic shares	433.1	433.1	433.1	433.1
Diluted Shares	434.1	433.1	433.6	433.1

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Quarter Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$1,294	$1,294	$1,500	$1,500
Service	1,735	1,735	1,851	1,851
Consolidated Net Sales	$3,029	$3,029	$3,351	$3,351

Operating Profit
New Equipment	$79	$91	$138	$142
Service	381	389	388	384
Segment Operating Profit	460	480	526	526
General corporate expenses and other	(44)	(23)	(45)	(30)
Consolidated Operating Profit	$416	$457	$481	$496

Segment Operating Profit Margin
New Equipment	6.1%	7.0%	9.2%	9.5%
Service	22.0%	22.4%	21.0%	20.7%
Total Operating Profit Margin	13.7%	15.1%	14.4%	14.8%

	Six Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020		2019
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$2,417	$2,417	$2,771	$2,771
Service	3,578	3,578	3,681	3,681
Consolidated Net Sales	$5,995	$5,995	$6,452	$6,452

Operating Profit
New Equipment	$143	$156	$197	$206
Service	781	794	774	783
Segment Operating Profit	924	950	971	989
General corporate expenses and other	(179)	(43)	(75)	(60)
Consolidated Operating Profit	$745	$907	$896	$929

Segment Operating Profit Margin
New Equipment	5.9%	6.5%	7.1%	7.4%
Service	21.8%	22.2%	21.0%	21.3%
Total Operating Profit Margin	12.4%	15.1%	13.9%	14.4%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
New Equipment
Net sales	$1,294	$1,500	$2,417	$2,771
GAAP Operating profit	79	138	143	197
Restructuring	12	8	13	14
UTC allocated corporate expenses	—	2	—	3
Public company standalone costs[1]	—	(4)	—	(7)
Other		(2)		(1)
Adjusted New Equipment Operating Profit	$91	$142	$156	$206
Adjusted operating profit margin	7.0%	9.5%	6.5%	7.4%
Service
Net sales	$1,735	$1,851	$3,578	$3,681
GAAP Operating profit	381	388	781	774
Restructuring	8	8	13	27
UTC allocated corporate expenses	—	4	—	7
Public company standalone costs[1]	—	(16)	—	(25)
Adjusted Service Operating Profit	$389	$384	$794	$783
Adjusted Operating Profit Margin	22.4%	20.7%	22.2%	21.3%

General corporate expenses and other
General corporate expenses and other	$(23)	$(30)	$(43)	$(60)
Adjusted Total Operating Profit	$457	$496	$907	$929

Total Otis
GAAP Operating profit	$416	$481	$745	$896
Restructuring	20	15	26	40
Loss on disposal of business	—	19	—	19
One-time separation costs	21	3	53	3
Fixed asset impairment	—	—	67	—
UTC allocated corporate expenses	—	19	16	36
Public company standalone costs[1]	—	(42)	—	(64)
Other	—	1	—	(1)
Adjusted Total Operating Profit	$457	$496	$907	$929
Adjusted Operating Profit Margin	15.1%	14.8%	15.1%	14.4%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter and six months ended June 30, 2020 and are not adjusted. For the quarter ended and six months ended June 30, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2020	2019	2020	2019
Adjusted Operating Profit	$457	$496	$907	$929
Non-service pension cost (benefit)[3]	1	(4)	(2)	(1)
Net interest expense[2]	(41)	(49)	(46)	(63)
Adjusted income from operations before income taxes	415	443	863	865
Income tax expense	109	143	234	268
Tax impact on restructuring and non-recurring items	20	4	39	10
Tax impact on other adjustments	—	(13)	—	(16)
Non-recurring tax items	1	7	6	7
Adjusted net income from operations	285	302	584	596
Noncontrolling interest	41	44	78	71
Adjusted net income attributable to common shareholders	$244	$258	$506	$525

GAAP income attributable to common shareholders	$224	$308	$389	$581
Restructuring	20	15	26	40
Loss on disposal of business	—	19	—	19
One-time separation costs	21	3	53	3
Fixed asset impairment	—	—	67	—
UTC allocated corporate expenses	—	19	16	36
Public company standalone costs[1]	—	(42)	—	(64)
Non-service pension cost[3]	—	(15)	—	(23)
Net interest expense[2]	—	(52)	—	(65)
Other	—	1	—	(1)
Tax effects of restructuring, non-recurring items and other adjustments	(20)	9	(39)	6
Non-recurring tax items	(1)	(7)	(6)	(7)
Adjusted net income attributable to common shareholders	$244	$258	$506	$525

Diluted Earnings Per Share	$0.52	$0.71	$0.90	$1.34
Impact to diluted earnings per share	0.04	(0.12)	0.27	(0.13)
Adjusted Diluted Earnings Per Share	$0.56	$0.59	$1.17	$1.21

Effective Tax Rate	29.1%	28.9%	33.4%	29.1%
Impact of adjustments on effective tax rate	2.2%	2.9%	(1.1)%	2.0%
Adjusted Effective Tax Rate	31.3%	31.8%	32.3%	31.1%

1 - Public company standalone costs represent estimated costs such as personnel costs, risk management and incentive compensation that have been incurred and are reflected in results for the quarter ended and six months ended June 30, 2020 and are not adjusted. For the quarter ended and six months ended June 30, 2019, these standalone costs have been included in the adjustments, as though Otis' operations had been conducted independently from UTC.

2 - Otis issued debt and began to incur interest expenses in February 2020 associated with the debt issuance. The current quarter year-to-date actual interest expense incurred has been reflected in the comparative period in 2019 as though Otis incurred those expenses in the prior year.

3 - Non-service pension included in GAAP net income attributable to Otis includes amounts associated with Otis' participation in UTC retained pension plans. The amounts related to these plans are removed from Otis' results in 2019, as though Otis' operations had been conducted independently from UTC.

Otis Worldwide Corporation

Components of Changes in Net Sales

Quarter Ended June 30, 2020 Compared with Quarter Ended June 30, 2019
	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
New Equipment	(10.4)%	(3.2)%	(0.1)%	(13.7)%
Service	(3.3)%	(2.2)%	(0.8)%	(6.3)%
Maintenance and Repair	(3.6)%	(2.4)%	(0.5)%	(6.5)%
Modernization	(1.5)%	(1.8)%	(1.9)%	(5.2)%
Total Net Sales	(6.5)%	(2.6)%	(0.5)%	(9.6)%

Six Months Ended June 30, 2020 Compared with Six Months Ended June 30, 2019

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net	Total
New Equipment	(10.1)%	(2.6)%	(0.1)%	(12.8)%
Service	(0.1)%	(2.0)%	(0.7)%	(2.8)%
Maintenance and Repair	(0.6)%	(2.1)%	(0.5)%	(3.2)%
Modernization	2.6%	(1.7)%	(2.0)%	(1.1)%
Total Net Sales	(4.4)%	(2.3)%	(0.4)%	(7.1)%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended June 30, 2020 Compared with Quarter Ended June 30, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$91	$142	$(51)
Impact of foreign exchange	5	—	5
Adjusted Operating Profit at constant currency	$96	$142	$(46)

Service
Adjusted Operating Profit	$389	$384	$5
Impact of foreign exchange	9	—	9
Adjusted Operating Profit at constant currency	$398	$384	$14

Otis Consolidated
Adjusted Operating Profit	$457	$496	$(39)
Impact of foreign exchange	15	—	15
Adjusted Operating Profit at constant currency	$472	$496	$(24)

Six Months Ended June 30, 2020 Compared with Six Months Ended June 30, 2019

(dollars in millions)	2020	2019	Y/Y
New Equipment
Adjusted Operating Profit	$156	$206	$(50)
Impact of foreign exchange	7	—	7
Adjusted Operating Profit at constant currency	$163	$206	$(43)

Service
Adjusted Operating Profit	$794	$783	$11
Impact of foreign exchange	17	—	17
Adjusted Operating Profit at constant currency	$811	$783	$28

Otis Consolidated
Adjusted Operating Profit	$907	$929	$(22)
Impact of foreign exchange	25	—	25
Adjusted Operating Profit at constant currency	$932	$929	$3

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	June 30, 2020	December 31, 2019
(amounts in millions, except per share amounts)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$1,912	$1,446
Accounts receivable, net	2,865	2,861
Contract assets, current	484	529
Inventories, net	629	571
Other assets, current	502	251
Total Current Assets	6,392	5,658
Future income tax benefits	427	373
Fixed assets	1,828	1,803
Less: Accumulated depreciation	(1,124)	(1,082)
Fixed assets, net	704	721
Operating lease right-of-use assets	530	535
Intangible assets, net	458	490
Goodwill	1,639	1,647
Other assets	291	263
Total Assets	$10,441	$9,687

Liabilities and (Deficit) Equity
Short-term borrowings	$33	$34
Accounts payable	1,349	1,331
Accrued liabilities	1,917	1,739
Contract liabilities, current	2,463	2,270
Total Current Liabilities	5,762	5,374
Long-term debt	6,260	5
Future pension and postretirement benefit obligations	589	590
Operating lease liabilities	377	386
Future income tax obligations	439	695
Other long-term liabilities	590	311
Total Liabilities	14,017	7,361

Redeemable noncontrolling interest	96	95
Shareholders' (Deficit) Equity:
Preferred Stock, $0.01 par value, 125 share authorized; None issued or outstanding	—	—
Common Stock, $0.01 par value, 2,000 shares authorized; 433.1 shares issued and outstanding	4	—
Additional paid-in capital	15	—
Accumulated deficit	(3,418)	—
UTC Net Investment	—	2,458
Accumulated other comprehensive loss	(843)	(758)
Total Shareholders' (Deficit) Equity	(4,242)	1,700
Noncontrolling interest	570	531
Total (Deficit) Equity	(3,672)	2,231
Total Liabilities and (Deficit) Equity	$10,441	$9,687

Debt Ratios:
Debt to total capitalization	240%	2%
Net debt to net capitalization	618%	(171)%

Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2020	2019	2020	2019
Operating Activities:
Net income from operations	$265	$352	$467	$652
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	49	46	92	91
Stock compensation cost	15	9	27	16
Loss on disposal of business	—	19	—	19
Loss on fixed asset impairment	—	—	55	—
Change in:
Accounts receivable, net	57	(38)	(59)	(94)
Contract assets and liabilities, current	(89)	(191)	266	77
Inventories, net	(22)	17	(71)	24
Other assets, current	18	18	(67)	25
Accounts payables and accrued liabilities	368	153	79	(156)
Pension contributions	(10)	(8)	(20)	(18)
Other operating activities, net	13	(23)	54	15
Net cash flows provided by operating activities	664	354	823	651
Investing Activities:
Capital expenditures	(36)	(35)	(75)	(63)
Investments in businesses, net of cash acquired	(11)	(13)	(16)	(32)
Investments in equity securities	—	—	(51)	—
Other investing activities, net	(3)	(26)	—	3
Net cash flows used in investing activities	(50)	(74)	(142)	(92)
Financing Activities:
Issuance of long-term debt, net	—	—	6,300	—
Payment of long-term debt issuance costs	—	—	(43)	—
Increase in short-term borrowings, net	(35)	1	1	16
Net transfers from (to) UTC	220	(24)	(6,330)	(330)
Dividends paid on common stock	(87)	—	(87)	—
Dividends paid to noncontrolling interest	(22)	(25)	(43)	(55)
Other financing activities, net	—	7	22	16
Net cash flows provided by (used in) financing activities	76	(41)	(180)	(353)
Summary of Activity:
Net cash provided by operating activities	664	354	823	651
Net cash used in investing activities	(50)	(74)	(142)	(92)
Net cash provided by (used in) financing activities	76	(41)	(180)	(353)
Effect of foreign exchange rate changes on cash and cash equivalents	17	(16)	(33)	4
Net increase in cash, cash equivalents and restricted cash	707	223	468	210
Cash, cash equivalents and restricted cash, beginning of period	1,220	1,333	1,459	1,346
Cash, cash equivalents and restricted cash, end of period	1,927	1,556	1,927	1,556
Less: Restricted cash	15	14	15	14
Cash and cash equivalents, end of period	$1,912	$1,542	$1,912	$1,542

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$224		$308
Net cash flows provided by operating activities	$664		$354
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		296%		115%
Capital expenditures	(36)		(35)
Capital expenditures as a percentage of net income attributable to common shareholders		(16)%		(11)%
Free cash flow	$628		$319
Free cash flow as a percentage of net income attributable to common shareholders		280%		104%

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2020		2019

Net income attributable to common shareholders	$389		$581
Net cash flows provided by operating activities	$823		$651
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		212%		112%
Capital expenditures	(75)		(63)
Capital expenditures as a percentage of net income attributable to common shareholders		(20)%		(11)%
Free cash flow	$748		$588
Free cash flow as a percentage of net income attributable to common shareholders		192%		101%